Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Three Months Ended September 30, 2012

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 1,092	$ 728	$ 356	$ 181	$ 27	$ 294		$ (171)	$ 2,507

Cost of Sales and Other Expenses	(694)	(518)	(269)	(107)	(11)	(288)		160	(1,727)

Depreciation & Amortization	(128)	(91)	(15)	(15)	(4)	(24)		(3)	(280)

Equity Losses Recorded Before Income Tax	-	-	-	-	(6)	(87)	(1)	(1)	(94)

Other Income (Expense), Net	5	6	5	6	(1)	3		20	44

Income (Loss) Before Interest & Tax (2)	275	125	77	65	5	(102)		5	450

Net Interest Expense (3)	(51)	(17)	(3)	-	(4)	(11)		(37)	(123)

Income Tax (Expense) Benefit	(38)	(37)	(27)	(21)	12	45		17	(49)

Equity Earnings Recorded Net of Income Tax	-	-	-	10	-	-		-	10

Earnings Attributable to Noncontrolling Interests	(12)	-	(7)	-	-	-		(1)	(20)

Earnings (Losses)	$ 174	$ 71	$ 40	$ 54	$ 13	$ (68)		$ (16)	$ 268

Three Months Ended September 30, 2011

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 868	$ 844	$ 345	$ 183	$ 7	$ 455		$ (126)	$ 2,576

Cost of Sales and Other Expenses	(550)	(626)	(276)	(125)	(4)	(359)		115	(1,825)

Depreciation & Amortization	(108)	(83)	(14)	(15)	(1)	(26)		(4)	(251)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	-	-	(6)	10		(16)	(12)

Other Income (Expense), Net	26	3	24	(8)	-	2		(35)	12

Income (Loss) Before Interest & Tax (2)	236	138	79	35	(4)	82		(66)	500

Net Interest Expense (3)	(39)	(16)	(3)	(1)	(4)	(14)		(36)	(113)

Income Tax (Expense) Benefit	(63)	(41)	(18)	7	9	(27)		58	(75)

Equity Earnings Recorded Net of Income Tax	-	-	-	6	-	-		-	6

Earnings Attributable to Noncontrolling Interests	(21)	-	(8)	-	-	-		-	(29)

Earnings (Losses)	$ 113	$ 81	$ 50	$ 47	$ 1	$ 41		$ (44)	$ 289

(1) Includes impairment charge of $100 million related to our investment in Rockies Express Pipeline LLC.

(2) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY
Table F (Unaudited)

Statement of Operations Data by Segment

Nine Months Ended September 30, 2012
(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities		Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,706	$ 2,328	$ 1,061		$ 434	$ 49	$ 761		$ (360)	$ 6,979

Cost of Sales and Other Expenses	(1,730)	(1,727)	(820)		(247)	(21)	(729)		308	(4,966)

Depreciation & Amortization	(359)	(268)	(42)		(46)	(10)	(69)		(9)	(803)

Equity Losses Recorded Before Income Tax	-	-	-		-	(7)	(366)	(1)	(2)	(375)

Other Income (Expense), Net	59	14	7		8	(1)	3		47	137

Income (Loss) Before Interest & Tax (2)	676	347	206		149	10	(400)		(16)	972

Net Interest Expense (3)	(128)	(52)	(11)		-	(10)	(31)		(111)	(343)

Income Tax (Expense) Benefit	(151)	(105)	(57)		(44)	47	171		91	(48)

Equity Earnings Recorded Net of Income Tax	-	-	-		29	-	-		-	29

Earnings Attributable to Noncontrolling Interests	(23)	-	(20)		-	-	-		(1)	(44)

Earnings (Losses)	$ 374	$ 190	$ 118		$ 134	$ 47	$ (260)		$ (37)	$ 566

Nine Months Ended September 30, 2011

(Dollars in millions)	SDG&E	SoCalGas	Sempra South American Utilities		Sempra Mexico	Sempra Renewables	Sempra Natural Gas		Consolidating Adjustments, Parent & Other	Total

Revenues	$ 2,405	$ 2,776	$ 706		$ 561	$ 17	$ 1,340		$ (373)	$ 7,432

Cost of Sales and Other Expenses	(1,603)	(2,173)	(565)		(382)	(11)	(1,007)		319	(5,422)

Depreciation & Amortization	(316)	(246)	(27)		(46)	(4)	(79)		(11)	(729)

Equity (Losses) Earnings Recorded Before Income Tax	-	-	-		-	(6)	29		(27)	(4)

Other Income (Expense), Net	55	9	300	(4)	(2)	-	2		(1)	363

Income (Loss) Before Interest & Tax (2)	541	366	414		131	(4)	285		(93)	1,640

Net Interest Expense (3)	(108)	(52)	(5)		(8)	(9)	(37)		(110)	(329)

Income Tax (Expense) Benefit	(154)	(106)	(30)		(24)	22	(97)		100	(289)

Equity Earnings Recorded Net of Income Tax	-	-	23		22	-	-		-	45

(Earnings) Losses Attributable to Noncontrolling Interests	(6)	-	(16)		-	-	-		1	(21)

Earnings (Losses)	$ 273	$ 208	$ 386		$ 121	$ 9	$ 151		$ (102)	$ 1,046

(1) Includes impairment charge of $400 million related to our investment in Rockies Express Pipeline LLC.

(2) Management believes "Income (Loss) before Interest & Tax" is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(3) Net Interest Expense includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

(4) Includes gain of $277 million related to remeasurement of equity method investments.